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                                                                   EXHIBIT 10(b)


                               AMENDMENT NUMBER 1
                       TO THE SECOND AMENDED AND RESTATED
                     EMPLOYMENT AGREEMENT OF DAVID R. HOLMES
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         AMENDMENT NUMBER 1 TO THE SECOND AMENDED AND RESTATED EMPLOYMENT
AGREEMENT is entered into between THE REYNOLDS AND REYNOLDS COMPANY, an Ohio corporation ("REYNOLDS"), and DAVID R. HOLMES ("HOLMES"), effective as of August 7, 2001 (the "AMENDMENT DATE").

         Reynolds and Holmes executed the Second Amended and Restated Employment Agreement (the "AGREEMENT") as of August 17, 1998, pursuant to which Holmes is currently employed as Chairman of the Board. Reynolds and Holmes now desire to clarify the original intent of the Agreement in light of certain recent changes to Reynolds' bonus plan.

         Therefore, Reynolds and Holmes agree as follows:

1.       Section 2(c) shall be removed and replaced with the following:

         (c) "Bonuses" shall mean bonus payments earned by Holmes under Reynolds' Incentive Compensation Plans and under any future bonus or incentive compensation plans of Reynolds for its executive officers (irrespective of the manner in which such bonus payments are paid). Effective as of October 1, 2000 (the "CHANGE DATE") the intermediate bonus previously paid to Holmes was eliminated. Retirement or Early Retirement Benefits under Article 6 of this Agreement shall be calculated as though the intermediate bonus, as calculated immediately prior to the Change Date, continued to be paid for the remaining term of this Agreement.

2.       Section 2(m) shall be removed and replaced with the following:

         (m) "Retirement Benefits" shall mean payments to Holmes based upon his lifetime in an annual amount equal to a designated percentage of Holmes' Final Average Annual Compensation or, in the case of Section 8(d) below, Final Annual Compensation, which shall be comprised of the sum of:
                  (i) Holmes' primary Social Security retirement benefits when he is entitled to receive such benefit (age sixty-two (62)) [until that time an amount equal to the primary Social Security retirement benefit shall be paid to Holmes from Reynolds' Supplemental Plan];


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                  (ii) Holmes' pension benefits determined as a life annuity
         (without regard to actual payment form) under the Pension Plan;

                  (iii) deferred compensation payments under the Non-Qualified Deferred Compensation and Disability Agreement dated June 15, 1992, between Reynolds and Holmes, which sets forth the terms and conditions of Holmes' participation in the program commonly referred to as the "officers salary continuation plan"; and

                  (iv) such amount of supplemental retirement benefits under the Supplemental Plan as shall be necessary to achieve the designated percentage of Holmes' Final Average Annual Compensation or, in the case of Section 8(d) below, Final Annual Compensation.

                  There shall be no adjustment to the preceding calculation as a result of payments to Holmes pursuant to a Deferred Compensation Agreement entered into between Reynolds and Holmes, and dated October 1, 1984, however.

                  In addition to said annual amount, Retirement Benefits shall include a continuation of coverage for the remainder of Holmes' life under Reynolds-sponsored medical benefits and life insurance programs, but only to the extent applicable to participants in Reynolds' retiree medical plans. For purposes of determining the amount of supplemental retirement benefits to be paid by Reynolds pursuant to the Supplemental Plan, the method of payment of retirement benefits to Holmes pursuant to the Pension Plan shall determine the amount and method of payment of the supplemental retirement payments pursuant to the Supplemental Plan. These payments by Reynolds pursuant to the Supplemental Plan shall continue so long as pension benefits are payable under the Pension Plan and shall be in addition to the pension benefit payments under the Pension Plan.

         TO EVIDENCE THEIR AGREEMENT, the parties have executed this amendment as of the Amendment Date.

                                       THE REYNOLDS AND REYNOLDS COMPANY


                                       By: _____________________________________


                                       _________________________________________
                                       DAVID R. HOLMES